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                                EXHIBIT 14(d)













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Form 5305-RA               |                                                     |
(January 1998)             |                                                     |
                           | Roth Individual Retirement Custodial Account        |         DO NOT File
                           | (Under section 408A of the Internal Revenue (Code)  |           With the
Department of the Treasury |                                                     |     Internal Revenue Service
Internal Revenue Service   |                                                     |
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Name of depositor          |Date of birth of depositor                  |  Social security number
                           |                                            |         |      |
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Address of depositor                                                    |Check if Roth Conversion IRA / /
                                                                        |Check if Amendment..         / /
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Name of custodian          |Address or principal place of business of custodian
  Marshall & Ilsley        |   1000 North Water Street
  Trust Company            |   Milwaukee, Wisconsin 53202
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   The depositor whose name appears above is establishing a Roth individual retirement account (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

   The custodian named above has given the depositor the disclosure statement required under Regulations section 1.408-6.

   The depositor assigned the custodial account $
                                                 --------------------
   The depositor and the custodian make the following agreement:

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                                  Article I

  1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.
  2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                  Article II

   The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000 and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                 Article III

  The depositor's interest in the balance in the custodial account is nonforfeitable.

                                  Article IV

   1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
   2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                  Article V

   1. If the depositor dies before his or her entire interest is distributed to him or her and the depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either:
      (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or
      (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death
      If distributions do not begin by the date described in (b), distribution method (a) will apply.
   2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.
   3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                  Article VI

   1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
   2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

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                                   Cat. No. 25094Y          Form 5305-RA (1-98)
30-142-RA                                                                 1-98
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Form 5305-RA (1-98)                                                       Page 2
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                                  Article VII

   Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                 Article VIII

   This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

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Note: The following space (Article IX) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue
      Code.

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                                  Article IX

   1.  THE NAMED BENEFICIARY IS:
                                ___________________________________
   2. The entire amount contributed is a roll-over from an employee trust or annuity plan qualified under section 401(a) or 403(a): [ ] Yes [ ] No
   3. Minimum Contribution: $500 initial and $50 subsequent for Sentry Fund, Inc. (subject to maximums described in General Instructions below).
   4.  All contributions will be invested in shares of Sentry Fund, Inc.
   5. Custodian fees to be changed per calendar year against each custodial account:
               $5.00 Annual maintenance change.
               $1.00 For each contribution in excess of one per calendar year. $5.00 For each distribution from the account, except the charge will be $1.00 for each installment distribution.
               $5.00 For each withdrawal of excess contributions.

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Depositor's signature....................................Date...................

Custodian's signature....................................Date...................

Witness' signature.......................................Date...................

  (Use only if signature of the depositor or the custodian is required to be witnessed.)

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GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

PURPOSE OF FORM

Form 5305-RA is a model custodial account agreement that meets the requirements of section 408A and has been automatically approved by the IRS. A Roth individual retirement account (Roth IRA) is established after the form is fully executed by both the individual (depositor) and the custodian. This account must be created in the United States for the exclusive benefit of the depositor or his or her beneficiaries.

Do not file Form 5305-RA with the IRS. Instead, keep it for your records.

Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the depositor's gross income; and distributions after 5 years that are made when the depositor is 59-1/2 years of age or older or on acocunt of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the depositor can get from the custodian, see Pub. 590, Individual Retirement Arrangements (IRAs).

   This Roth IRA can be used by a despositor to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the depositor; or (2) if designated as a Roth Conversion IRA (by checking the box on page 1), only IRA Conversion Contributions for the same tax year.

To simplify the identification of funds distributed from Roth IRAs, depositors are encouraged to maintian IRA Conversion Contributions for each tax year in a separate Roth IRA.

DEFINITIONS

Roth Conversion IRA. A Roth Conversion IRA is a Roth IRA that accepts only IRA Conversion Contributions made during the same tax year.

IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Custodian. The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

Depositor.  The depositor is the person who establishes the custodial account.

SPECIFIC INSTRUCTIONS.

Article I. The depositor may be subject to a 6 percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the depositor have been made for the same tax year, (2) the depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the depositor's and spouse's compensation does not exceed the amount contributed for them for the tax year. The depositor should see the disclosure statement or Pub. 590 for more information.

Article IX.-Article IX and any that follow it may incorporate additional provisions that are agreed to by the despositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

Note: Form 5305-RA may be reproduced and reduced in size for adaption to passbook purposes.